UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 21, 2010

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.           Submission of Matters to a Vote of Security Holders.

On September 21, 2010, Culp, Inc. (the “Company”) held its annual meeting of shareholders.  At the meeting, the Company’s shareholders: (i) elected each of the five persons listed below under Proposal 1 to serve as a director of the Company until the 2011 annual meeting; and (ii) ratified the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal 2011.  The following table describes the results of the voting at the annual meeting.

Proposal	Shares Voted For	Shares Voted Against or Withheld	Shares Abstained	Broker Non-Votes

Proposal 1: To elect five directors to serve until the 2011 annual meeting of shareholders, or until their successors are elected and qualified

Director Nominees

Robert G. Culp, III	10,173,806	695,781	—	1,191,916
Patrick B. Flavin	10,199,071	670,516	—	1,191,916
Kenneth R. Larson	10,341,347	528,240	—	1,191,916
Kenneth W. McAllister	10,340,839	528,748	—	1,191,916
Franklin N. Saxon	10,259,588	609,999	—	1,191,916

Proposal 2: To ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal 2011	12,016,626	43,367	1,510	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       September 23, 2010

Culp, Inc.

By:	/s/ Kenneth R. Bowling
Kenneth R. Bowling
Chief Financial Officer